Exhibit 99.1
[MiMedx Logo]]

PRESS RELEASE CONTACT: MICHAEL SENKEN
PHONE: (770) 651-9100

MIMEDX SIGNS DEFINITIVE AGREEMENT TO DIVEST
STABILITY BIOLOGICS SUBSIDIARY AS PART OF COMPANY’S
STRATEGIC FOCUS ON BIOPHARMA

Marietta, Georgia, August 18, 2017, (PR Newswire) -- MiMedx Group, Inc. (NASDAQ: MDXG), the leading biopharmaceutical company developing and marketing regenerative and therapeutic biologics utilizing human placental tissue allografts and patent-protected processes for multiple sectors of healthcare, announced today that it has signed a definitive agreement with the former stockholders of Stability Inc. to divest the Company’s subsidiary, Stability Biologics LLC (f/k/a Stability Inc.) back to those stockholders.
The recent announcement by the Company to transition into a biopharmaceutical company was an impetus for this divestiture initiative. Acquired by MiMedx in January 2016, Stability Biologics developed and processed bioactive bone graft products and tissue allografts including structural/particulate bone, structural allografts, demineralized bone matrix (DBM), skin products for burns and traumatic wound care, and Physio®, a bone grafting material. MiMedx acquired Stability Biologics with a combination of cash and stock paid at closing, with future contingent consideration to be paid through a two-year earn-out arrangement.
Parker H. “Pete” Petit, MiMedx CEO, said, “We remain very confident in our growth trajectory continuing and in our ability to meet or exceed the revenue projections we have previously set for 2017. In our press release of July 26, 2017, we raised our annual revenue guidance to the range of $309 million to $311 million. Assuming this transaction closes in the third quarter, we will maintain our full year revenue guidance. Even without the Stability Biologics revenue contribution in the fourth quarter, we are confident in our ability to meet our increased revenue guidance for the year. As such, we are also reaffirming all other guidance ranges for the third quarter and full year 2017 as communicated in our July 26 press release.”
Petit added, “We have determined that the Stability Biologics business is not a strategic fit with our new focus on becoming predominantly a biopharmaceutical company. While we believe the potential of Stability Biologics products continues to be significant, we expect to have better return on investment (ROI) opportunities in biopharma compared to those in the cadaver tissue category. A major incentive for the MiMedx acquisition of Stability Biologics was its independent sales representative organization. As part of the transaction, MiMedx will retain access to this sales rep organization via a distributor agreement with Stability. This group of sales reps will continue to focus on certain areas of our surgical business.”

Innovations In Regenerative Biomaterials
MiMedx Group, Inc. | 1775 West Oak Commons Ct NE | Marietta, GA 30062 | 770.651.9100 | Fax 770.590.3550 | www.mimedx.com

Petit continued, “Our human placental tissue allografts are the source material for our primary asset base, which is a key technology differentiator in regenerative biologics. We are focusing our efforts on continuing down the Investigational New Drug/Biologics License Application (IND/BLA) regulatory pathways for numerous new therapeutic applications of our placental-based technology. MiMedx will continue to demonstrate, through scientific and clinical studies and trials, the clinical and economic effectiveness of our regenerative biologics and therapies. After this divesture, MiMedx’s gross profit and operating profit margins are expected to improve.”
Mike Senken, MiMedx CFO, commented, “The transaction is expected to be completed in the third quarter of 2017, and the consideration will include a promissory note issued by Stability Biologics in the principal amount of $3.5 million in favor of MiMedx and a waiver by the former stockholders of Stability, Inc. of all claims and rights to the Earn-Out consideration. The Company expects to book a one-time gain on this transaction of approximately $8 million to $10 million.”
Bill Taylor, MiMedx President and COO, commented, “Our infrastructure has been carefully adjusted and assembled to pursue our biopharma strategy. With this new strategic focus, the long-term strategy of Stability Biologics is no longer a strategic fit for MiMedx. That said, through a new “private label” distribution agreement with Stability Biologics, we have retained their key sales relationships for the spine and orthopedics areas of our surgical business.”
Brian Martin, CEO of Stability Biologics LLC, added, “We have enjoyed our association with MiMedx and believe we have benefited a great deal during our time as part of the MiMedx organization. We believe this transaction is a very positive event for both companies.”

About MiMedx
MiMedx® is a biopharmaceutical company developing and marketing regenerative and therapeutic biologics utilizing human placental tissue allografts and patent-protected processes for multiple sectors of healthcare. “Innovations in Regenerative Medicine" is the framework behind our mission to give physicians products and tissues to help the body heal itself. We process the human placental tissue utilizing our proprietary PURION® Process among other processes, to produce safe and effective allografts. MiMedx proprietary processing methodology employs aseptic processing techniques in addition to terminal sterilization. MiMedx is the leading supplier of placental tissue, having supplied over 1,000,000 allografts to date for application in the Wound Care, Burn, Surgical, Orthopedic, Spine, Sports Medicine, Ophthalmic and Dental sectors of healthcare. For additional information, please visit www.mimedx.com.

Important Cautionary Statement
This press release includes forward-looking statements, including statements regarding the Company’s confidence in its overall growth trajectory in 2017 and ability to meet revenue projections for the year even without revenue from Stability Biologics, the Company’s expectations regarding the gain on the transaction, the Company’s belief that the potential for Stability Biologics continues to be significant, the Company’s belief that it will have better return on investment in the biopharma category compared to cadaver tissue, that the Company’s placental tissue allografts are its technology differentiator, that the Company will continue to be able to demonstrate the clinical and

Innovations In Regenerative Biomaterials
MiMedx Group, Inc. | 1775 West Oak Commons Ct NE | Marietta, GA 30062 | 770.651.9100 | Fax 770.590.3550 | www.mimedx.com

economic effectiveness of its regenerative biologics and therapies, the Company’s belief that its gross profit and operating margins will improve post-divestiture, and the Company’s belief that the distributor agreement with Stability Biologics retains key sales relationships for the Company. Forward-looking statements also may be identified by words such as "believe," "except," "may," "plan," "potential," "will" and similar expressions, and are based on our current beliefs and expectations.
Forward-looking statements are subject to significant risks and uncertainties, and we caution investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Among the risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements include that any of the Company’s growth, revenue, and gross profit and operating margins may not continue as expected or may decline, Stability Biologics may not continue to have great potential post-divestiture, that the financial impact of the transaction may not occur as predicted, that the Company may not experience better return on investment in biopharma over cadaver tissue or may not be able to adequately transition into the biopharma space to realize its perceived advantages, that the Company’s placental tissue allografts do not continue to be a technology differentiator as competition increases and/or new and different technologies are developed, and that the distributor agreement may fail to retain key sales relationships for the Company. For additional risks that might affect the Company, please review the Risk Factors section of our most recent annual report or quarterly report filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and we assume no obligation to update any forward-looking statement.

Investor Contact:
COCKRELL GROUP
Rich Cockrell
877-889-1972
investorrelations@thecockrellgroup.com
cockrellgroup.com

Innovations In Regenerative Biomaterials
MiMedx Group, Inc. | 1775 West Oak Commons Ct NE | Marietta, GA 30062 | 770.651.9100 | Fax 770.590.3550 | www.mimedx.com